Exhibit 99.1

Bazaarvoice, Inc. Announces its Financial Results for the Third Fiscal Quarter of 2014

Highlights include:

•	Total revenue increased 12% year-over-year to $48 million

•	Network impressions increased 51% to approximately 66 billion

AUSTIN, Texas, March 4, 2014 — Bazaarvoice, Inc. (NASDAQ: BV), the network connecting brands and retailers to the authentic voices of consumers wherever they shop, reported its financial results for the third fiscal quarter of 2014 ended January 31, 2014.

“I am very pleased with our strong third quarter performance which was highlighted by our ability to exceed both revenue and earnings expectations as we continued to see operational improvements across the organization,” said Gene Austin, chief executive officer and president. “I believe we have the right management team in place to execute our strategic objectives leading to increased revenue growth rates sometime during fiscal year 2015.”

Third Fiscal Quarter of 2014 Financial Details

Revenue: Bazaarvoice reported revenue of $48.0 million for the third quarter of 2014, up 12% from the third quarter of 2013, which consisted of SaaS revenue of $45.0 million and net media revenue of $3.0 million.

Adjusted EBITDA: Adjusted EBITDA for the third quarter of 2014 was a loss of $1.2 million, compared to a loss of $5.5 million for the third quarter of 2013.

GAAP net loss and net loss per share: GAAP net loss was $8.0 million, compared to a GAAP net loss of $10.8 million for the third quarter of 2013. GAAP net loss per share was $0.10 based upon weighted average shares outstanding of 76.1 million, compared to $0.15 for the third quarter of 2013 based upon weighted average shares outstanding of 71.9 million.

Non-GAAP net loss and net loss per share: Non-GAAP net loss was $2.8 million, compared to a non-GAAP net loss of $4.1 million for the third quarter of 2013. Non-GAAP net loss per share was $0.04 based upon weighted average shares outstanding of 76.1 million, compared to $0.06 for the third quarter of 2013 based upon weighted average shares outstanding of 71.9 million.

Clients: The number of active enterprise clients at the end of the third quarter was 1,308 and the number of active network clients at the end of the third quarter was over 2,000. Annualized SaaS revenue per average active enterprise client for the third quarter was approximately $139,000. Active enterprise client retention rate for the third quarter was approximately 96%.

Quarterly Conference Call

Bazaarvoice will host a conference call today at 4:30 p.m. Eastern Time to review the company’s financial results for the third fiscal quarter of 2014 ended January 31, 2014. To access this call, dial (888) 318-7469 from the United States or (719) 325-2214 internationally with conference ID 8751175. A live webcast of the conference call can be accessed from the investor relations page of Bazaarvoice’s company website at investors.bazaarvoice.com. Following the completion of the call, a recorded replay will be available on the company’s website, and a telephone replay will be available through March 18, 2014 by dialing (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 8751175.

About Bazaarvoice

Bazaarvoice is a network that connects brands and retailers to the authentic voices of people where they shop. Each month, more than 400 million people view and share authentic opinions, questions, and experiences about tens of millions of products in the Bazaarvoice network. The company’s technology platform amplifies these voices into the places that influence purchase decisions. Network analytics help marketers and advertisers provide more engaging experiences that drive brand awareness, consideration, sales, and loyalty. Headquartered in Austin, Texas, Bazaarvoice has offices across North America, Europe, and Asia-Pacific. For more information, visit www.bazaarvoice.com, read the blog at www.bazaarvoice.com/blog, and follow on Twitter at www.twitter.com/bazaarvoice.

Number of Active Enterprise Clients

We define an active enterprise client as an organization that has implemented either the Bazaarvoice Conversations platform or the PowerReviews Enterprise platform and from which we are currently recognizing revenue. We count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our ability to increase our enterprise client base is a leading indicator of our ability to grow revenue.

Number of Active Network Clients

We define an active network client as an organization that has implemented one or more of our solutions but has not implemented either the Conversations or PowerReviews Enterprise platforms. Such solutions may include our Connections solutions, Media solutions, or Express platform. We count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our network client base in combination with our enterprise client base is an indicator of the reach of our network.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net loss adjusted for stock-based expense, contingent consideration related to acquisition, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), integration and other costs related to acquisitions, other non-business costs and benefits, income tax expense and other (income) expense, net. Non-GAAP net loss, which is used to calculate non-GAAP net loss per share, is defined as our GAAP net loss adjusted to exclude stock-based expense, contingent consideration related to acquisition, amortization of acquired intangible assets, integration and other costs related to acquisitions, and other non-business costs and benefits along with the associated income tax effect of these adjustments. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of core operating performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s operating performance against prior periods and the effectiveness of our business strategies, the preparation of operating budgets and to determine appropriate levels of operating and capital investments, as well as in communications with our board of directors concerning our financial performance. Management also believes that the non-GAAP financial measures provide additional insight for securities analysts and investors in evaluating the company’s financial and operational performance without regard to items that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired. However, these non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these non-GAAP financial measures in the same manner. We intend to provide these non-GAAP financial measures as part of our future financial results discussions and; therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,”

“expect,” “intend,” “may,” “plan,” “will,” “would” and similar and “target” expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenue and financial performance, the ability to continue developing network solutions to leverage our consumer audience reach, content and data to create incremental value for clients, and other statements about management’s beliefs, intentions or goals. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, our expectations regarding our revenue, expenses, sales and operations; our limited operating history; our ability to operate in a new and unproven market; our ability to effectively manage growth, especially in light of our announced management changes; our ability to manage expansion into international markets and new vertical industries; our ability to successfully identify, manage and integrate potential acquisitions; and other risks and potential factors that could affect Bazaarvoice’s business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2013, our Form 10-Q for the fiscal quarter ended October 31, 2013, and Form S-1 as filed with the Securities and Exchange Commission on July 12, 2012. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Relations Contact:

Linda Wells

Bazaarvoice, Inc.

415-489-6045

linda.wells@bazaarvoice.com

Media Contact:

Matt Krebsbach

Bazaarvoice, Inc.

512-551-6612

matt.krebsbach@bazaarvoice.com

Bazaarvoice, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	January 31,	April 30,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$28,692	$25,045
Restricted cash	604	604
Short -term investments	28,195	70,290
Accounts receivable, net	43,630	29,261
Prepaid expenses and other current assets	7,039	6,632

Total current assets	108,160	131,832
Property, equipment and capitalized internal-use software development costs, net	17,273	14,593
Goodwill	141,833	141,833
Acquired intangible assets, net	46,689	51,924
Other non-current assets	3,279	1,761

Total assets	$317,234	$341,943

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,131	$6,637
Accrued expenses and other current liabilities	27,366	32,390
Deferred revenue	53,614	54,854

Total current liabilities	88,111	93,881
Deferred revenue less current portion	2,104	2,049
Deferred tax liability, long-term	2,028	2,032
Other liabilities, long-term	1,678	2,632

Total liabilities	93,921	100,594
Stockholders’ equity:
Common stock	8	7
Additional paid-in capital	391,486	370,397
Accumulated other comprehensive income (loss)	213	(146)
Accumulated deficit	(168,394)	(128,909)

Total stockholders’ equity	223,313	241,349

Total liabilities and stockholders’ equity	$317,234	$341,943

Bazaarvoice, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except net loss per share data)

(unaudited)

	Three Months		Nine Months
	Ended January 31,		Ended January 31,
	2014	2013	2014	2013
Revenue	$47,997	$42,678	$138,106	$116,966
Cost of revenue	15,607	14,659	44,381	42,055

Gross profit	32,390	28,019	93,725	74,911

Operating expenses:
Sales and marketing	21,035	20,193	63,066	53,057
Research and development	9,312	9,217	28,452	25,153
General and administrative	7,963	8,555	20,851	31,385
Acquisition-related and other	31	2,021	15,818	4,771
Amortization of acquired intangible assets	1,304	1,165	3,913	2,543

Total operating expenses	39,645	41,151	132,100	116,909

Operating loss	(7,255)	(13,132)	(38,375)	(41,998)

Other income (expense), net:
Interest income	24	61	136	110
Other expense	(292)	(49)	(646)	(451)

Total other income (expense), net	(268)	12	(510)	(341)

Loss before income taxes	(7,523)	(13,120)	(38,885)	(42,339)
Income tax expense (benefit)	440	(2,293)	600	(1,731)

Net loss	$(7,963)	$(10,827)	$(39,485)	$(40,608)

Net loss per share:
Basic and diluted	$(0.10)	$(0.15)	$(0.53)	$(0.60)

Basic and diluted weighted average number of shares outstanding	76,071	71,940	75,047	68,115

Bazaarvoice, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months		Nine Months
	Ended January 31,		Ended January 31,
	2014	2013	2014	2013
Operating activities:
Net loss	$(7,963)	$(10,827)	$(39,485)	$(40,608)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,848	3,138	11,167	7,473
Stock-based expense	3,340	3,139	10,996	19,072
Revaluation of contingent consideration	—	—	(3,270)	—
Bad debt expense	802	860	1,433	1,643
Excess tax benefit related to stock-based expense	(3)	(93)	(96)	(365)
Changes in operating assets and liabilities:
Accounts receivable	(14,013)	(5,781)	(15,802)	(10,581)
Prepaid expenses and other current assets	(403)	485	(375)	257
Other non-current assets	(660)	1,277	(1,473)	1,161
Accounts payable	489	(2,655)	475	521
Accrued expenses and other current liabilities	(6,775)	4,493	(2,214)	7,027
Deferred revenue	2,740	3,313	(1,185)	4,647
Other liabilities, long-term	(390)	(4,090)	(927)	(2,952)

Net cash used in operating activities	(18,988)	(6,741)	(40,756)	(12,705)
Investing activities:
Acquisitions, net of cash acquired, and purchase of intangible asset	(465)	(30,437)	(670)	(60,750)
Purchases of property, equipment and capitalized internal-use software development costs	(2,255)	(2,173)	(8,506)	(8,004)
Purchases of short-term investments	(400)	(7,861)	(34,517)	(74,578)
Proceeds from maturities of short-term investments	5,511	17,604	45,410	38,769
Proceeds from sales of short-term investments	14,042	5,014	31,292	5,014

Net cash provided by (used in) investing activities	16,433	(17,853)	33,009	(99,549)
Financing activities:
Proceeds from follow-on stock offering, net of costs	—	—	—	51,943
Proceeds from employee stock compensation plans	3,649	3,274	11,039	9,470
Excess tax benefit related to stock-based expense	3	93	96	365

Net cash provided by financing activities	3,652	3,367	11,135	61,778
Effect of exchange rate fluctuations on cash and cash equivalents	118	(44)	259	(46)

Net change in cash and cash equivalents	1,215	(21,271)	3,647	(50,522)
Cash and cash equivalents at beginning of period	27,477	45,116	25,045	74,367

Cash and cash equivalents at end of period	$28,692	$23,845	$28,692	$23,845

Supplemental disclosure of other cash flow information:
Cash paid for income taxes	$430	$—	$730	$236
Supplemental disclosure of non-cash investing and financing activities:
Issuance of stock for acquisition	$—	$5,802	$—	$125,497

Bazaarvoice, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except net loss per share data)

(unaudited)

	Three Months		Nine Months
	Ended January 31,		Ended January 31,
	2014	2013	2014	2013
Non-GAAP net loss and net loss per share:
GAAP net loss	$(7,963)	$(10,827)	$(39,485)	$(40,608)
Stock-based expense (1)	3,340	3,139	10,996	19,072
Contingent consideration related to acquisition (2)	—	—	(3,860)	—
Amortization of acquired intangible assets	1,755	1,615	5,263	3,683
Acquisition-related and other expense	31	2,021	15,818	4,771
Income tax adjustment for non-GAAP items	(1)	(34)	(48)	25

Non-GAAP net loss	$(2,838)	$(4,086)	$(11,316)	$(13,057)

GAAP basic and diluted shares	76,071	71,940	75,047	68,115

Non-GAAP basic and diluted net loss per share	$(0.04)	$(0.06)	$(0.15)	$(0.19)

Adjusted EBITDA:
GAAP net loss	$(7,963)	$(10,827)	$(39,485)	$(40,608)
Stock-based expense (1)	3,340	3,139	10,996	19,072
Contingent consideration related to acquisition (2)	—	—	(3,860)	—
Adjusted depreciation and amortization (3)	2,648	2,462	7,912	5,899
Acquisition-related and other expense	31	2,021	15,818	4,771
Income tax expense (benefit)	440	(2,293)	600	(1,731)
Total other (income) expense, net	268	(12)	510	341

Adjusted EBITDA	$(1,236)	$(5,510)	$(7,509)	$(12,256)

(1) Stock-based expense includes the following:
Cost of revenue	$391	$454	$1,279	$1,349
Sales and marketing	874	718	3,431	3,426
Research and development	616	681	2,119	2,390
General and administrative	1,459	1,286	4,167	11,907

Stock-based expense	$3,340	$3,139	$10,996	$19,072

(2) Contingent consideration related to acquisition includes the following:
(a) Revaluation of contingent consideration
General and administrative	$—	$—	$(3,270)	$—
(b) Contingent consideration included in compensation expense
General and administrative	—	—	(295)	—
Sales and marketing	—	—	(295)	—

Contingent consideration related to acquisition	$—	$—	$(3,860)	$—

Revaluation of contingent consideration is the decrease in fair value of the liability-classified contingent consideration related to the acquisition of Longboard Media, Inc. Contingent consideration included in compensation expense relates to certain Longboard Media, Inc. employees whose right to receive such compensation is forfeited if they terminate their employment. The contingent consideration was payable on Longboard Media’s achievement of certain performance goals for the period from January 1, 2013 to December 31, 2013. On October 31, 2013, the Company determined that the probability of the attainment of the underlying performance goals was remote and the resultant payout was estimated to be zero. As a result, the fair value of the liability-classified contingent consideration and the liability accrued for contingent consideration included in compensation expense were reduced to zero. On January 31, 2014, the Company concluded that the underlying performance goals were not met and the payout was zero. We exclude these items from our non-GAAP financial measures in order to facilitate the comparison of post-acquisition operating results.

(3) Adjusted depreciation and amortization includes the following:
Cost of revenue	$679	$682	$2,043	$1,800
Sales and marketing	298	173	837	481
Research and development	209	169	624	474
General and administrative	158	273	495	601
Amortization of acquired intangible assets	1,304	1,165	3,913	2,543

Adjusted depreciation and amortization	$2,648	$2,462	$7,912	$5,899

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics

(in thousands, except active enterprise clients and full-time employees data)

(unaudited)

	Three Months Ended
	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,
	2012	2012	2012	2013	2013	2013	2013	2014
Revenue (1)	$31,431	$35,662	$38,626	$42,678	$43,330	$44,571	$45,538	$47,997
Cost of revenue (2)	10,606	12,908	14,488	14,659	14,572	14,299	14,475	15,607

Gross profit	20,825	22,754	24,138	28,019	28,758	30,272	31,063	32,390
Operating expenses:
Sales and marketing (2), (4)	14,284	15,361	17,503	20,193	22,140	21,017	21,014	21,035
Research and development (2)	6,995	7,699	8,237	9,217	8,983	9,116	10,024	9,312
General and administrative (2), (4)	5,555	15,677	7,153	8,555	10,900	8,929	3,959	7,963
Acquisition-related and other	—	1,384	1,366	2,021	7,441	7,504	8,283	31
Amortization of acquired intangible assets	—	480	898	1,165	1,381	1,304	1,305	1,304

Total operating expenses	26,834	40,601	35,157	41,151	50,845	47,870	44,585	39,645

Operating loss	(6,009)	(17,847)	(11,019)	(13,132)	(22,087)	(17,598)	(13,522)	(7,255)
Total other income (expense), net	(15)	(404)	51	12	(473)	7	(249)	(268)

Net loss before income taxes	(6,024)	(18,251)	(10,968)	(13,120)	(22,560)	(17,591)	(13,771)	(7,523)
Income tax expense (benefit)	343	288	274	(2,293)	584	(223)	383	440

Net loss	(6,367)	(18,539)	(11,242)	(10,827)	(23,144)	(17,368)	(14,154)	(7,963)

Stock-based expense (3)	1,952	12,338	3,595	3,139	3,381	4,008	3,648	3,340
Contingent consideration related to acquisition (4)	—	—	—	—	(410)	370	(4,230)	—
Adjusted depreciation and amortization (5)	552	1,338	2,099	2,462	2,537	2,559	2,705	2,648
Acquisition-related and other expense	—	1,384	1,366	2,021	7,441	7,504	8,283	31
Other stock-related expense (6)	—	—	—	—	2,200	—	—	—
Income tax expense (benefit)	343	288	274	(2,293)	584	(223)	383	440
Total other (income) expense, net	15	404	(51)	(12)	473	(7)	249	268

Adjusted EBITDA	$(3,505)	$(2,787)	$(3,959)	$(5,510)	$(6,938)	$(3,157)	$(3,116)	$(1,236)

Number of active enterprise clients (at period end) (7)	790	1,076	1,109	1,179	1,208	1,239	1,289	1,308
Full-time employees (at period end)	640	771	777	796	783	776	798	794
(1) Revenue includes the following:
SaaS	$31,431	$35,662	$38,626	$40,710	$42,373	$43,042	$44,231	$44,983
Media	—	—	—	1,968	957	1,529	1,307	3,014

Revenue	$31,431	$35,662	$38,626	$42,678	$43,330	$44,571	$45,538	$47,997

(2)     To conform with the basis of presentation adopted in the three months ended July 31, 2013, the presentation of certain expense line items for prior periods has been adjusted to reflect the reclassification of bad debt expense from sales and marketing to general and administrative, and to allocate certain information technology costs from general and administrative to cost of revenue, sales and marketing, and research and development.

(3) Stock-based expense includes the following:
Cost of revenue	$240	$301	$594	$454	$385	$492	$396	$391
Sales and marketing	640	1,830	878	718	846	1,231	1,326	874
Research and development	410	647	1,062	681	757	824	679	616
General and administrative	662	9,560	1,061	1,286	1,393	1,461	1,247	1,459

Stock-based expense	$1,952	$12,338	$3,595	$3,139	$3,381	$4,008	$3,648	$3,340

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics (continued)

(in thousands, except active enterprise clients and full-time employees data)

(unaudited)

	Three Months Ended
	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,
	2012	2012	2012	2013	2013	2013	2013	2014
(4) Contingent consideration related to acquisition includes the following:

(a) Revaluation of contingent consideration
General and administrative	$—	$—	$—	$—	$(1,000)	$—	$(3,270)	$—
(b) Contingent consideration included in compensation expense
General and administrative	—	—	—	—	295	185	(480)	—
Sales and marketing	—	—	—	—	295	185	(480)	—

Contingent consideration related to acquisition	$—	$—	$—	$—	$(410)	$370	$(4,230)	$—

Revaluation of contingent consideration is the decrease in fair value of the liability-classified contingent consideration related to the acquisition of Longboard Media, Inc. Contingent consideration included in compensation expense relates to certain Longboard Media, Inc. employees whose right to receive such compensation is forfeited if they terminate their employment. The contingent consideration was payable to Longboard Media’s achievement of certain performance goals for the period from January 1, 2013 to December 31, 2013. On October 31, 2013, the Company determined that the probability of the attainment of the underlying performance goals was remote and the resultant payout was estimated to be zero. As a result, the fair value of the liability-classified contingent consideration and the liability accrued for contingent consideration included in compensation expense were reduced to zero. On January 31, 2014, the Company concluded that the underlying performance goals were not met and the payout was zero. We exclude these items from our non-GAAP financial measures in order to facilitate the comparison of post-acquisition operating results.

	Three Months Ended
	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,
	2012	2012	2012	2013	2013	2013	2013	2014

(5) Adjusted depreciation and amortization includes the following:

Cost of revenue	$194	$437	$681	$682	$681	$676	$688	$679
Sales and marketing	117	133	175	173	120	221	318	298
Research and development	136	144	161	169	173	189	226	209
General and administrative	105	144	184	273	182	169	168	158
Amortization of acquired intangible assets	—	480	898	1,165	1,381	1,304	1,305	1,304

Adjusted depreciation and amortization	$552	$1,338	$2,099	$2,462	$2,537	$2,559	$2,705	$2,648

(6) Other stock-related expense includes the following:

General and administrative	$—	$—	$—	$—	$2,200	$—	$—	$—

Other stock-related expense	$—	$—	$—	$—	$2,200	$—	$—	$—

Other stock-related expense represents an estimated liability for taxes and related items in connection with our treatment of certain stock option grants. Since the estimated liability directly relates to stock option grants and as stock-based expenses are consistently excluded from our non-GAAP financial measures, we have excluded this estimated liability.

(7)	In connection with our acquisition of PowerReviews, which closed in June 2012, we expanded the types of clients that we serve. To reflect differences among our clients and the services that we offer, we now define our clients as “active enterprise clients” and “active network clients,” the definitions of which are set forth herein. Historical references to active clients for periods prior to the closing of the acquisition include both active enterprise clients and active network clients on an aggregate basis. As a result of this prospective nomenclature change resulting from our acquisition of PowerReviews, active clients and active client retention rates for periods prior to June 2012 and after June 2012 may not be directly comparable as we have not made this distinction retrospectively. This change also has a corresponding impact on metrics that are driven by the number of clients, such as revenue per active client.